CBM

T +86 21 5406 9990 F +86 21 5406 9991
5F, BLDS 1, No 333 Gui Ping Rd, Xu Hui District, 200040
上海桂平路 333 号 1 号楼 5 楼
WWW.CELLBIOMEDGROUP.COM

OFFER OF EMPLOYMENT (CONFIDENTIAL)
录用通知书 (机密)

Name (姓名): Richard Wang (王立群)

ID Number (护照号码): 443381127

We at **Cellular Biomedicine Group** (hereinafter "the Company") are pleased to offer you the position of **Chief Operation Officer** with effect from 20/04/2015 (hereinafter referred to as "start date").

本公司(Cellular Biomedicine Group 下属公司 **西比曼生物科技(上海)有限公司**非常荣幸邀请您担任我司 首席运营官 一职，本录取通知书自 2015 年 4 月 20 日起生效（以下称为"起始日期"）。

Tenure of Employment
任职期限

The term of your contract with the Company will run for three (3) years (hereinafter referred to as "tenure") from 18/05/2015 to 17/05/2018 (hereinafter referred to as "expiry date"), within which the probation is 6 months. And such a tenure and can be subject to review as and when deemed necessary by the Company and our management throughout the course of this period, or 2 months prior the expiry date.
公司与您之间的劳动合同有效期为叁(3)年，自 2015 年 5 月 18 日以下简称"起始日期"）至 2018 年 5 月 17 日（以下简称"有效期"），其中试用期为陆(6)个月。在聘用期间或者合同到期前 (2) 个月，公司和管理层在必要的情况下有权对于您的工作表现进行审查评估。

Your package is inclusive of:
您的薪酬福利包括：

- During you first employment year, a gross annual salary of maximum US$ 210, 000 (i.e. US$ 17,500 per month.), with which you have to bear all personal taxes and social insurance (where applicable) attached to your salary elements. The final payout currency will be RMB. The exchange rate will follow the listed price of the first day of each month by the People's Bank of China.
  您的第一个聘用年度的工资为税前年薪美金 210,000/年 (即税前月薪为美金 17,500 月。相应额度的个人所得税与您个人相关社会保险由您自行承担。工资的支付币种为人民币。按照中国人民银行每月第一天的外汇汇率牌价折算金额。

- Your salary will be adjust accordingly with your periodically performance review result, which is once a year normally.
  您的以后年度工资将根据您的绩效考核及实际工作量以及工作性质，由双方协商后做出相应调整，通常这样的考核是一年一次。

- You will be awarded annual Bonus based on the results of annual performance review. Goals and bonus plan will be regulated by yearly bonus paper afterwards. The Target

Cash Bonus % is 30% of the annual package and Annual Performance Review Stock Option will be followed by company rules each year. Bonus should be paid on the following first quarter of the year, together with that month's salary, after withholding individual taxation. The Bonus will not paid should the employee leave the company during the calendar year of any reason.

乙方将根据约定的部门及个人年度工作目标和关键考核指标开合结果以及公司整体战略目标完成情况综合评定而额外获得一笔"年终奖励"。该岗位的年终奖励现金部分目标是年度收入的 30%，期权部分按照每年公司的具体规定发放。年度目标和奖金方案由年度奖金计划约定。年度的奖励通常在第二年的一季度末随工资一起发放，相应额度的个人所得税由乙方自行承担。一旦在合同期间因任何原因双方解除劳动合同，乙方也就自动放弃该年度此项全部奖励。

- You will receive total of 50,000 shares of stock, of which 20, 000 RSU stock and 30,000 stock option of Cellular Biomedicine Group Ltd, vesting three years, subject to the standard statues for all CBMG shareholders determined, from the commencement of your employment. The amount and dispatching method will be regulated by stock agreement.
  你将在合同聘用期内分期获得您所服务的 Cellular Biomedicine Group 有限公司总计 50, 000 股的职务期权，其中 RSU 20, 000 股，期权 30, 000 股。具体数量和发放方式将由期权协议约定。

- An Annual Leave entitlement with terms and conditions of use stipulated within the guidelines of the Staff Handbook of the Company.
  您可按照公司的员工手册的相关条款享受带薪年假。

- An additional monthly lunch allowance of US$ 100 .
  餐费补：每月餐费补贴共计美金 100 元。

- Medical Insurance will be fully covered by the company following company group insurance plan. .
  您的医疗保险将进入西比曼生物科技（上海）有限公司健康团体保险计划。

- All reasonable mobile phone and telecommunication expenses borne by the Company for work matters according to the Company's Expense Guidelines on reimbursements related to your position.
  公司将根据公司费用报销制度根据您的职位承担所有与公司工作相关的合理手机或电话通讯费用。

Please have ready with you the following materials on your first day...
请您报到时携带下列物品：

- Records and 4 x One-Inch Photographs/Resume(Electronic) ;
  一寸彩照四张/个人简历（电子版）；

- Identification Card, Household Registration and Passport;
  身份证/户籍证明/护照原件及复印件;

- Academic Certification and Professional Certificate;
  学历证书/技能证书原件及复印件;

- Labour Handbook/Leave Certificate;
  劳动手册/原单位离职证明;

- Housing Accumulation Fund Account and Payment State;

公积金帐号和缴纳状态;

The above offer is effective subject to the following:
本录用通知书基于下列前提条件生效：

- Completion and passing of a mandatory health check;
  您完成并通过体检;

- Furnishing of relevant and authenticate documentation and certificates;
  您提交所有录用所需的相关真实有效的文件和证明;

- No prior commitments or engagements of non-competition with previous employers or any third parties;
  您未同前雇主或任何第三方签订至今仍需履行的竞业协议;

- Completion of the mandatory personal reference checks and income references as part of company policy;
  根据公司政策，顺利通过人力资源部的资信调查和工作经历调查，包括收入状况。

- The Company will extend an official employment contract with effect of this offer, and within the probation period, both you and the Company will require a written notice to the corresponding party at least five(5)days in advance, should any party wish to terminate this employment relationship prematurely.
  本录用通知生效后，公司将随之与您签订正式的劳动合同。在试用期期间，公司或您任何一方希望终止雇佣关系，必须提前（5）天书面通知对方;

- Upon completion of the said probation period, any intention of termination by either party should be made in writing at least Thirty (30) days in advance.
  试用期过后，如任何一方希望终止雇佣关系，必需提前（30）天书面通知对方。

- This offer forms part of the employment contract with you, signed in duplicate copies, with one held by the Company, and the other for your personal safe-keeping and future reference.
  本录用通知书的内容将作为劳动合同的一部分，本录用通知书一式两份，每方各持一份。

A very warm welcome to you and we wish you success in your time together with us.
在此欢迎您加入我们公司也同时祝您工作愉快。

William Cao
CEO
Cellular Bio Medicine Group
2015/4/20

ACKNOWLEDGEMENT
确认书

I, Richard Wang hereby acknowledge receipt and accept the terms in this offer of employment.

本人王立群 在此确认本人了解并接受以上条款和条件。

Signature/Date
签字 / 日期 2015/4/20